EXHIBIT 16.1


July 10, 2008


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561


Dear Sirs/Madams:

We have read Item 4.01 of OBN Holdings, Incorporated's Form 8-K dated July 10, 2008, and have the following comments:

   1. We agree with the statements made in the first part of the first sentence of paragraph one,as well as paragraphs two and three.

   2. We have no basis on which to agree or disagree with the statements made in the rest of paragraph one.

Yours truly,

/s/KMJ Corbin & Company LLP